UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2016

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2016, Hines Global REIT II, Inc. (“Hines Global II”), through two wholly-owned subsidiaries of its operating partnership, entered into a contract with CLP-SPF Rookwood Commons, LLC and CLP-SPF Rookwood Pavilion, LLC (collectively referred to as the “Sellers”), to acquire Rookwood Commons and Rookwood Pavilion, two contiguous shopping centers located in Cincinnati, Ohio, collectively referred to as “Rookwood”. The Sellers are not affiliated with Hines Global II or its affiliates.

Rookwood Pavilion was built in 1993 and Rookwood Commons was built in 2000. Rookwood consists of 600,071 square feet that is, in the aggregate, 97% leased to 75 tenants.

The contract purchase price for Rookwood is $190.0 million, exclusive of transaction costs and working capital reserves. Hines Global II expects to fund the acquisition using proceeds from its public offering, borrowings from its credit facility with Hines Interests Limited Partnership and the assumption of two existing secured mortgage facilities from a third party totaling $96.0 million. The first secured mortgage facility is a $29.0 million interest-only loan, secured by Rookwood Pavilion, that bears interest at a fixed rate of 2.87% and matures on July 1, 2020. The second secured mortgage facility is a $67.0 million interest-only loan, secured by Rookwood Commons, that bears interest at a fixed rate of 3.13% and matures on July 1, 2020.

Hines Global II funded a $5.0 million earnest money deposit on September 21, 2016, which may not be refunded if it does not close on this acquisition. Hines Global II expects the closing of this acquisition to occur on the later of (i) November 11, 2016 or (ii) five business days after the lender’s approval of the loan assumptions. If the lender does not approve Hines Global II’s assumption of the secured mortgage facilities by January 19, 2017, Hines Global II or the Sellers may terminate the contract, and, if so terminated, the deposit would be returned to Hines Global II. The closing of Rookwood is subject to a number of closing conditions and an option to extend the closing date for an additional 30 days at Hines Global II’s discretion by providing written notice to the Sellers of its option to extend the closing date and an additional $5.0 million non-refundable earnest money deposit. There is no guarantee that this acquisition will be consummated nor that third-party financing will be obtained or assumed.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition and funding sources for the same described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with Hines Global II’s ability to assume third-party financing and to consummate the acquisition and other risks described in the “Risk Factors” section of Hines Global II’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated by Hines Global II’s other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

September 22, 2016	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer